SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: March 11, 2005

Constar International Inc.

(Exact name of registrant as specified in charter)

Delaware	000-16496	13-1889304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way, Philadelphia, PA	(215) 552-3700	19154
(Address of Principal Executive Offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 11, 2005, Constar International Inc. obtained an amendment to its Credit Agreement dated as of February 11, 2005. A copy of the amendment is attached as an exhibit hereto and is incorporated herein by reference. This amendment extends the date of delivering certain documents required as part of post-closing items. In addition, this amendment adjusts how reserves are applied against availability in case the Company enters into an interest rate hedging contract.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Amendment No. 1, dated as of March 11, 2005, to the Credit Agreement dated as of February 11, 2005, among Constar International Inc., the Lenders party thereto, the Issuers party thereto and Citicorp USA, Inc., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSTAR INTERNATIONAL INC.

Date:	March 18, 2005	By:	/s/ William S. Rymer
			Name:	William S. Rymer
			Title:	Executive Vice President and Chief Financial Officer